Exhibit 32.2

ALLDIGITAL HOLDINGS, INC.

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Walpuck, Chief Operating Officer and Chief Financial Officer of AllDigital Holdings, Inc. (the “Company”), hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to my knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2012	/s/ John Walpuck
John Walpuck
Chief Operating Officer and
Chief Financial Officer